                                                                     Exhibit 5.1
                              [Pepper Letterhead]



                                August 14, 1998

BT Financial Corporation
BT Financial Plaza
551 Main Street
Johnstown, Pennsylvania 15901

     Re:  Legality of Shares

Ladies and Gentlemen:

     We have acted as counsel for BT Financial Corporation, a Pennsylvania corporation, in connection with the proposed issuance of up to 472,800 shares (the "Shares") of common stock, par value $5.00 per share, of BT Financial pursuant to an Agreement and Plan of Reorganization dated as of June 5, 1998 (the "Merger Agreement") by and among BT Financial, its wholly-owned subsidiary, Laurel Bank and Peoples National Bank of Rural Valley, a national banking association. As such counsel, we have also acted on behalf of BT Financial in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission for the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of that proposed issuance. We are furnishing this opinion to you in accordance with Item 601 (b) (5) of Regulation S-K promulgated under the Act for filing as
Exhibit 5.1 to the Registration Statement.

     In preparing this opinion, we have examined (i) the Registration Statement,
(ii) the Merger Agreement, (iii) the Articles of Incorporation and By-Laws of BT Financial, as amended to date, (iv) certain resolutions adopted by the Board of Directors of BT Financial on [DATE], and (v) such other public and corporate documents, certificates, instruments, corporate records, legal opinions, statutes, decisions and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matter hereinafter set forth.

     In rendering an opinion on the matter hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed copies or photocopies thereof and the genuineness of all signatures and the due authority of all persons executing such documents and the due authorization, execution and delivery of such documents.

     We are opining herein only as to the effect on the subject transaction of the laws of the Commonwealth of Pennsylvania (excluding conflicts of laws rules) and the laws of the United States of America, all as in effect on the date hereof. Accordingly, we are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction.

     On the basis of and subject to the foregoing, we are pleased to advise you that in our opinion the Shares have been duly authorized for issuance and sale in the manner referred to in the Registration Statement and, when issued and delivered by BT Financial pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

                              [Pepper Letterhead]


BT Financial Corporation
August 14, 1998
Page 2


     This opinion is rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters of changes in the law which hereafter occur.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Proxy
Statement/Prospectus that is part of the Registration Statement.

                                    Yours truly,

                                    /s/ Pepper Hamilton LLP